UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2012

CYALUME TECHNOLOGIES HOLDINGS, INC..

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52247	20-3200738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Windsor Street , West Springfield MA	01089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 858-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Cyalume Technologies Holdings, Inc. (the “Company”) held its annual meeting of stockholders on June 21, 2012 (“Annual Meeting”). There were 18,285,092 shares of common stock entitled to be voted, and 11,879,702 shares present in person or by proxy, at the Annual Meeting.

One item of business was acted upon by stockholders at the Annual Meeting. The voting results are as follows:

1.	Election of Directors:

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the Annual Meeting in 2013.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Winston J. Churchill	11,853,524	26,178	0
Yaron Eitan	11,666,556	213,146	0
Jason Epstein	11,666,556	213,146	0
Andrew Intrater	11,666,556	213,146	0
John G. Meyer, Jr.	11,747,256	132,446	0
Zivi Nedivi	11,746,695	133,007	0
Thomas Rebar	11,746,695	133,007	0
Yair Shamir	9,995,600	1,884,102	0
James Valentine	11,853,524	26,178	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2012	CYALUME TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ Michael Bielonko
Michael Bielonko
Chief Financial Officer